Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the “Company”), hereby constitute and appoint Lawrence E. Kurzius, Michael R. Smith, and Jeffery D. Schwartz, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 registering Deferred Compensation Obligations and shares of Common Stock for issuance pursuant to the Non-Qualified Retirement Savings Plan, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lawrence E. Kurzius	Chairman, President, Chief Executive Officer and Director	September 26, 2017
Lawrence E. Kurzius

/s/ Michael R. Smith	Executive Vice President, Chief Financial Officer	September 26, 2017
Michael R. Smith

/s/ Christina M. McMullen	Vice President and Controller, Chief Accounting Officer	September 26, 2017
Christina M. McMullen

	Director	September 26, 2017
Michael A. Conway

/s/ J. Michael Fitzpatrick	Director	September 26, 2017
J. Michael Fitzpatrick

/s/ Freeman A. Hrabowski, III	Director	September 26, 2017
Freeman A. Hrabowski, III

/s/ Patricia Little	Director	September 26, 2017
Patricia Little

/s/ Michael D. Mangan	Director	September 26, 2017
Michael D. Mangan

/s/ Maritza G. Montiel	Director	September 26, 2017
Maritza G. Montiel

/s/ Margaret M.V. Preston	Director	September 26, 2017
Margaret M.V. Preston

/s/ Gary Rodkin	Director	September 26, 2017
Gary Rodkin

/s/ Jacques Tapiero	Director	September 26, 2017
Jacques Tapiero

/s/ Tony Vernon	Director	September 26, 2017
Tony Vernon

/s/ Alan D. Wilson	Director	September 26, 2017
Alan D. Wilson